Exhibit 99.1

December 30, 2011

FOR IMMEDIATE RELEASE
Contact:  Laura Ulbrandt  (212) 460-1900

LEUCADIA NATIONAL CORPORATION COMPLETES ACQUISITION OF
CONTROL OF NATIONAL BEEF

New York, New York- December 30, 2011- Leucadia National Corporation (NYSE: LUK) announced today that it has completed the acquisition of a controlling interest in National Beef Packing Company, LLC (“National Beef”), one of the largest beef processing companies in the Unites States.  National Beef processes, packages and delivers fresh and frozen beef and beef by-products for sale to customers in the U.S. and international markets.  The transaction was previously announced on December 5, 2011.  As a result of the transaction, Leucadia owns a 78.95% interest in National Beef and the other members of National Beef, U.S. Premium Beef, LLC, NBPCo Holdings, LLC and Timothy Klein, National Beef’s Chief Executive Officer, will hold a minority interest in National Beef.

Leucadia anticipates that National Beef will continue to operate in the same manner and with the same management as was in place prior to the consummation of the transaction.

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This press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Although Leucadia believes any such statement is based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of factors that may cause results to differ, see Leucadia’s reports filed with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 and its Annual Report on Form 10-K, as amended, for the year ended December 31, 2010. These forward-looking statements speak only as of the date hereof. Leucadia disclaims any intent or obligation to update these forward-looking statements.

Leucadia National Corporation, with its principal business address at 315 Park Avenue South, New York, New York 10010, is a holding company engaged in a variety of businesses.